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                                                                     EXHIBIT 4.6

                          CERTIFICATE OF INCORPORATION

                                       OF

                               CHENIERE LNG, INC.

FIRST:  The name of the corporation is Cheniere LNG, Inc.

SECOND: The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "General Corporation Law").

FOURTH: The total number of shares of capital stock of the corporation shall be One Thousand (1,000) shares of Common Stock of the par value of One Cent ($0.01) per share.

                The following is a statement fixing certain of the designations, preferences and relative, participating, optional or other special rights of the Common Stock of the corporation, and the qualifications, limitations or restrictions thereof:

        I.      Common Stock

                1. Dividends. The Board of Directors may, in its discretion, out of funds legally available for the payment of dividends and at such times and in such manner as determined by the Board of Directors, declare and pay dividends on the Common Stock of the corporation.

                2. Liquidation. In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary (each, a "Liquidation Event"), after payment or provision for payment of the debts and other liabilities of the corporation, the holders of the Common Stock upon a Liquidation Event shall be entitled to receive ratably any or all assets remaining to be paid or distributed.

                3. Voting Rights. The holders of the Common Stock of the corporation shall be entitled to one vote for each share of such stock held by them.

        II.     No Preemptive Rights

                No holder of shares of stock of the corporation shall have any preemptive or other rights, except as such rights are expressly provided by contract, to purchase or subscribe for or receive any shares of any class, or series thereof, of stock of the corporation, whether now or hereafter authorized, or any warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class, or series thereof, of stock; but such additional shares of stock and such warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class, or series thereof, of stock may

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        be issued or disposed of by the Board of Directors to such persons, and on such terms and for such lawful consideration, as in its discretion it shall deem advisable or as to which the corporation shall have by binding contract agreed.

FIFTH: The name and mailing address of the directors, who shall serve until the first annual meeting of stockholders or until successors are elected and qualified, are as follows:

                        Names                      Address
                        -----                      -------
                        Charif Souki               333 Clay Street,
                                                   Suite 3400
                                                   Houston, Texas  77002

The number of directors of the corporation shall be as specified in, or determined in the manner provided in, the bylaws. Election of directors need not be by written ballot.

SIXTH: To the fullest extent permitted by the General Corporation Law as same exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

SEVENTH: The corporation shall have the right, subject to any express provisions or restrictions contained in the certificate of incorporation or bylaws of the corporation, from time to time, to amend the certificate of incorporation or any provision thereof in any manner now or hereafter provided by law, and all rights and powers of any kind conferred upon a director or stockholder of the corporation by the certificate of incorporation or any amendment thereof are subject to such right of the corporation.

EIGHTH: The corporation hereby elects not to be subject to the provisions of
Section 203 of the General Corporation Law of the State of Delaware.

NINTH: The name of the incorporator is Don Turkleson, and his mailing address is 333 Clay Street, Suite 3400, Houston, Texas 77002.

        I, the undersigned, being the incorporator herein before named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring that this is my act and deed and that the facts herein stated are true, and accordingly have hereunto set my hand this 12th day of August, 2002.

                                                 -------------------------------
                                                 Don Turkleson, Incorporator

                                       2

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                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                                CXY CORPORATION,

                               a Texas Corporation

                                  WITH AND INTO

                               CHENIERE LNG, INC.

                             A Delaware Corporation

                                 August 13, 2002

                      (PURSUANT TO SECTION 253 OF THE DGCL)

        CXY Corporation, a Texas corporation (the "Corporation"), does hereby certify that:

        1. The Corporation is incorporated pursuant to the Texas Business Corporation Act (the "TBCA").

        2. The Corporation owns 100% of the issued and outstanding shares of each class of capital stock of Cheniere LNG, Inc., a Delaware corporation.

        3. Cheniere LNG, Inc. ("Cheniere LNG") is incorporated pursuant to the General Corporation Law of the State of Delaware (the "DGCL").

        4. The Corporation's Board of Directors (the "Board of Directors"), by the following resolutions, duly adopted by unanimous written consent, dated as of the 13th day of August, 2002, authorized and approved the merger (the "Merger") of the Corporation with and into, Cheniere LNG with Cheniere LNG surviving the Merger, on the terms and conditions set forth in such resolutions:

                RESOLVED, that the Board of Directors deems it to be advisable and in the best interests of the Corporation that the Corporation merge (the "Merger"), pursuant to Section 253 of the General Corporation Law of the State of Delaware (the "DGCL") and Article 5.16 of the TBCA and under the terms and conditions set forth in that certain Agreement and Plan of Merger (the "Plan of Merger"), dated as of August 13, 2002, by and between the Corporation and Cheniere LNG, Inc., a Delaware corporation and a wholly-owned subsidiary of the Corporation ("Cheniere LNG"), with and into Cheniere LNG with Cheniere LNG surviving the Merger; and

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                FURTHER RESOLVED, that upon consummation of the Merger and pursuant to the terms and conditions of the Plan of Merger, the total number of issued and outstanding shares of the common stock, par value $0.01 per share ("Corporation Common Stock"), of the Corporation held by each holder of such shares immediately prior to the effectiveness of the Merger shall, by virtue of the Merger and without any action on the part of any person or entity, be converted into and exchangeable for the right to receive an equal number of shares of the common stock, par value $0.01 per share, of Cheniere LNG (the "Cheniere LNG Common Stock").

                FURTHER RESOLVED, that the Plan of Merger be, and hereby is, authorized and approved; and

                FURTHER RESOLVED, that the Plan of Merger be submitted to the sole shareholder of the Corporation for its approval thereof in accordance with Articles 5.16A.(b) and 5.03 of the TBCA, and that the Board of Directors hereby recommends that such sole shareholder adopt and approve the Plan of Merger; and

                FURTHER RESOLVED, that the consummation of the transactions contemplated by the Plan of Merger, including, without limitation, the consummation of the transactions contemplated by any and all documents, certificates, instruments, agreements or other writings constituting exhibits to the Plan of Merger or otherwise referred to therein, related thereto, contemplated thereby or necessary, appropriate, advisable or desirable to consummate the transactions contemplated thereby (collectively, the "Additional Documents"), including, without limitation, any such documents to be filed in the office of the Secretary of State of the State of Delaware and/or the office of the Secretary of State of the State of Texas in order to effectuate the Merger, are hereby authorized and approved, with such changes therein as the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, and/or any Assistant Treasurer of the Corporation (collectively, the "Proper Officers"), any one of whom may act without the joinder of any of the others, shall approve (with such approval to be evidenced by the execution of such agreement by any such Proper Officer) and that each such Proper Officer be, and hereby is, subject to the approval of the Plan of Merger by the shareholders of the Corporation, authorized to cause the Corporation to perform the transactions contemplated by the Plan of Merger and/or any Additional Documents; and

                FURTHER RESOLVED, that the Proper Officers, any one of whom may act without the joinder of any of the others, be, and each of them hereby is, subject to the approval of the Plan of Merger by the shareholders of the Corporation, authorized, empowered, and directed, for, on behalf of, and in the name of, the Corporation, to make, execute, certify, deliver, and acknowledge the Plan of Merger and any Additional Documents, and to do or cause to be done any and all such other acts and things as they, or any of them, may deem necessary,

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        appropriate, advisable or desirable to make effective or implement the intent and purposes of the foregoing resolutions, and any such document so executed or act or thing done or caused to be done by them, or any of them, shall be conclusive evidence of their, his or her authority in so doing.

        5. The Merger has been adopted, approved, certified, executed and acknowledged by the Corporation in accordance with the laws under which it is organized.

    IN WITNESS WHEREOF, the Corporation has caused this Certificate of Ownership and Merger to be executed effective as of the date first set forth above.


                                            CXY CORPORATION, a Texas Corporation

                                            By:
                                               ---------------------------------
                                                 Don Turkleson
                                                 Treasurer and Secretary